UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2012

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in its Current Report on Form 8-K filed on January 11, 2012, the Board of Directors of SPX Corporation (the “Company”), on January 10, 2012, appointed Jeremy W. Smeltser to the position of Chief Financial Officer, effective immediately following the retirement of Patrick J. O’Leary.  Mr. O’Leary had informed the Company on January 6, 2012, of his intention to retire, and the Company currently expects Mr. O’Leary to retire on or about August 6, 2012.

On June 19, 2012, the Compensation Committee of the Board of Directors of the Company approved changes to the compensation of Mr. Smeltser, in connection with and effective upon his assumption of the role of the Company’s CFO.

Salary:  Mr. Smeltser’s salary will increase by $50,000, or 12.5%, to $450,000.

Bonus:  Mr. Smeltser’s target bonus will increase from 70% to 80% of his base salary.  Mr. Smeltser’s bonus for the portion of 2012 prior to the date he assumes the role of the Company’s CFO will be calculated based equally on corporate performance and the performance of the Flow Technology Segment, the Segment where he currently serves as CFO.  For the portion of 2012 after Mr. Smeltser becomes the Company’s CFO, his bonus will be calculated based on corporate performance only.

Equity:  Mr. Smeltser will receive 5,000 shares of restricted stock, which will vest three years following the date of grant, assuming that Mr. Smeltser is still employed by the Company at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: June 25, 2012	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary
and General Counsel